Exhibit 99.1

       Charles River Laboratories Announces Third-Quarter 2007
                  Results from Continuing Operations

                 Sales Increase 18.6% to $314 Million

                   GAAP EPS Increase 34.0% to $0.63

                 Non-GAAP EPS Increase 21.1% to $0.69

             Company Increases 2007 Sales and EPS Guidance


    WILMINGTON, Mass.--(BUSINESS WIRE)--Nov. 5, 2007--Charles River Laboratories International, Inc. (NYSE: CRL) today reported third-quarter and year-to-date 2007 financial results. For the third quarter, net sales from continuing operations increased 18.6% to $314.0 million from $264.7 million in the third quarter of 2006. Both the Research Models and Services (RMS) and Preclinical Services (PCS) business segments reported strong net sales growth, as pharmaceutical and biotechnology companies continued to invest in basic research and increased their strategic use of outsourced drug development services. Foreign exchange contributed 2.6% to the net sales growth.

    On a GAAP basis, net income from continuing operations for the third quarter of 2007 was $43.5 million, or $0.63 per diluted share, compared to $32.1 million, or $0.47 per diluted share, for the third quarter of 2006. The 34.0% increase in earnings per share resulted primarily from higher sales.

    On a non-GAAP basis, net income from continuing operations was $47.3 million for the third quarter of 2007, compared to $38.8 million for the same period in 2006. Third-quarter diluted earnings per share on a non-GAAP basis were $0.69, an increase of 21.1% compared to $0.57 per share in the third quarter of 2006. Non-GAAP earnings per share in the third quarter of 2007 excluded $8.4 million of amortization of intangible assets and stock-based compensation related to acquisitions and a charge of $0.8 million related to pre-acquisition Inveresk stock compensation taxes, partially offset by a $2.0 million gain on the sale of real estate in Scotland and a benefit of $0.9 million resulting from a deferred tax revaluation. For the third quarter of 2006, non-GAAP results excluded $9.6 million of amortization of intangible assets and stock-based compensation related to acquisitions.

    James C. Foster, Chairman, President and Chief Executive Officer, said, "Our outstanding third-quarter performance reflects the results of many of the strategic actions we undertook over the last several years. During that time, we expanded our broad portfolio of essential products and services, enhanced our managerial, scientific and technical talent, and widened our global footprint at this critical inflection point in the drug development industry, and as a result, are extremely well positioned to support our clients' robust demand. In the third quarter, strong performance from our RMS businesses and our PCS toxicology facilities largely offset the effect of both the transition costs to our new preclinical facility in Massachusetts and the anticipated higher corporate costs. As a result of our year-to-date sales and earnings growth, we are raising our guidance for 2007. We now anticipate sales growth in a range of 14-16%, GAAP earnings per share in a range of $2.22 to $2.25, and non-GAAP earnings per share in a range of $2.56 to $2.59. We are looking forward to a strong finish to this year and to capitalizing on the opportunities which we see for 2008 and beyond."

    The net loss from discontinued operations was $0.8 million in the third quarter of 2007. Including discontinued operations, net income for the third quarter of 2007 was $42.8 million, or $0.62 per diluted share, compared to a net loss of $16.6 million, or $0.24 per diluted share, in the third quarter of 2006. Discontinued operations in 2006 included both the Interventional and Surgical Services business, the closure of which was finalized in the third quarter of 2007, and the Phase II - IV clinical services business, which the Company sold in the third quarter of 2006.

    Research Models and Services (RMS)

    Sales for the RMS segment were $145.2 million in the third quarter of 2007, an increase of 13.8% from $127.6 million in the third quarter of 2006. Sales growth was driven in particular by strong demand for research models in the United States and Europe, worldwide Transgenic Services, and In Vitro products.

    In the third quarter of 2007, the RMS segment's GAAP operating margin increased to 31.4% compared to 28.8% in the third quarter of 2006. On a non-GAAP basis, which excluded charges of $0.4 million for acquisition-related amortization, the operating margin was 31.6% compared to 28.8% for the same period in the prior year. The improvement was due primarily to higher sales.

    Preclinical Services (PCS)

    Third-quarter net sales for the PCS segment were $168.8 million, an increase of 23.1% from $137.1 million in the third quarter of 2006. The primary factors which contributed to the sales growth were continuing strong demand for general and specialty toxicology services from pharmaceutical and biotechnology customers, and the addition on October 30, 2006, of the Northwest Kinetics Phase I clinical services business.

    The PCS segment's GAAP operating margin improved to 17.8% from 16.8%. On a non-GAAP basis, which excludes $8.0 million of acquisition-related amortization and the $0.8 million charge for the pre-acquisition Inveresk stock compensation taxes, as well as the $2.0 million gain on the sale of real estate in Scotland, the third-quarter operating margin declined to 21.8% from 23.6% in the third quarter of 2006. Improved profitability at many of the Company's preclinical toxicology facilities provided a significant offset to the expected decline in profitability of the new Massachusetts facility, which experienced higher operating costs associated with the transition from the old to the new facility.

    Nine-Month Results

    For the first nine months of 2007, net sales from continuing operations increased by 16.0% to $912.6 million, from $786.7 million in the same period in 2006. Foreign exchange contributed approximately 2.5% to the sales growth rate.

    On a GAAP basis, net income from continuing operations was $118.6 million, or $1.74 per diluted share, for the first nine months of 2007, compared to $93.4 million, or $1.32 per diluted share, for the same period in 2006.

    On a non-GAAP basis, net income from continuing operations for the first nine months of 2007 was $134.3 million, or $1.97 per diluted share, compared to $115.2 million, or $1.63 per diluted share, for the same period in 2006. For the first nine months of 2007, non-GAAP net income excluded $24.5 million of amortization and stock-based compensation costs associated with acquisitions, a charge of $1.7 million related to the decision to accelerate the exit of the Company's Preclinical Services facility in Worcester, Massachusetts, and a charge of $0.8 million related to pre-acquisition Inveresk stock compensation taxes. Non-GAAP results also excluded a $2.0 million gain on the sale of real estate in Scotland and a benefit of $0.9 million resulting from a deferred tax revaluation. Non-GAAP net income for the same period in 2006 excluded acquisition-related charges of $28.4 million and charges of $5.3 million related to cost-savings initiatives.

    Including a loss of $1.1 million from discontinued operations, net income for the first nine months of 2007 was $117.5 million, or $1.72 per diluted share, compared to a net loss of $91.0 million, or $1.28 per diluted share, for the same period in 2006. The loss in the prior year was due in part to a $129.2 million goodwill impairment recorded in the first quarter of 2006 related to the sale of the Clinical Phase II - IV business.

    Research Models and Services (RMS)

    For the first nine months of 2007, RMS net sales were $432.1 million, an increase of 11.5% from net sales of $387.3 million in the same period in 2006. The RMS segment's GAAP operating margin was 31.9% in the first nine months of 2007, compared to 29.7% for the year-ago period. On a non-GAAP basis, the operating margin was 32.2% compared to 30.4% in the first nine months of 2006.

    Preclinical Services (PCS)

    For the first nine months of 2007, PCS net sales were $480.5 million, an increase of 20.3% over the $399.3 million reported in the same period in 2006. On a GAAP basis, the PCS segment operating margin was 16.8% in the first nine months of 2007, compared to 14.8% in the year-ago period. On a non-GAAP basis, the operating margin was 21.8% in the first nine months of 2007 compared to 22.5% for the same period in 2006.

    2007 Guidance

    Based on the strong demand for its products and services, the Company is increasing its sales and GAAP and non-GAAP earnings per share guidance. The revised forward-looking guidance, shown in the table below, is based on current foreign exchange rates.


2007 GUIDANCE (from continuing
 operations)                              REVISED          PRIOR
------------------------------------- --------------- ---------------
Net sales growth (in %)                     14% - 16%       12% - 14%
Sales ($ in millions)                 $1,205 - $1,225 $1,185 - $1,205
GAAP EPS estimate                       $2.22 - $2.25   $2.15 - $2.21
Acquisition-related amortization                $0.32           $0.32
Charge to exit Worcester facility,
 gain on sale of real estate and
 other items, net                       $0.01 - $0.03   $0.01 - $0.03
                                      --------------- ---------------
Non-GAAP EPS estimate                   $2.56 - $2.59   $2.47 - $2.53
------------------------------------- --------------- ---------------

    Webcast

    Charles River Laboratories has scheduled a live webcast on Tuesday, November 6, at 8:30 a.m. ET to discuss matters relating to this press release. To participate, please go to ir.criver.com and select the webcast link. You can also find the associated slide presentation and reconciliations to comparable GAAP measures on the website.

    Use of Non-GAAP Financial Measures

    This press release contains non-GAAP financial measures, such as non-GAAP earnings per diluted share from continuing operations, which exclude amortization of intangible assets and other charges related to our acquisitions, impairments due to our accelerated exit from our Worcester Preclinical Services facility, charges related to pre-acquisition Inveresk stock compensation charges, a deferred tax revaluation, and the gain on the sale of real estate in Scotland. We exclude these items from the non-GAAP financial measures because they are outside our normal operations. There are limitations in using non-GAAP financial measures, as they are not prepared in accordance with generally accepted accounting principles, and may be different than non-GAAP financial measures used by other companies. In particular, we believe that the inclusion of supplementary non-GAAP financial measures in this press release helps investors to gain a meaningful understanding of our core operating results and future prospects without the effect of one-time charges, and is consistent with how management measures and forecasts the Company's performance, especially when comparing such results to prior periods or forecasts. We believe that the financial impact of our acquisitions is often large relative to our overall financial performance, which can adversely affect the comparability of our results on a period-to-period basis. In addition, certain activities, such as business acquisitions, happen infrequently and the underlying costs associated with such activities do not recur. Non-GAAP results also allow investors to compare the Company's operations against the financial results of other companies in the industry who similarly provide non-GAAP results. The non-GAAP financial measures included in this press release are not meant to be considered superior to or a substitute for results of operations prepared in accordance with GAAP. The Company intends to continue to assess the potential value of reporting non-GAAP results consistent with applicable rules and regulations. Reconciliations of the non-GAAP financial measures used in this press release to the most directly comparable GAAP financial measures are set forth in the text of this press release, and can also be found on the Company's website at ir.criver.com.

    Caution Concerning Forward-Looking Statements

    This news release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as "anticipate," "believe," "expect," "will," "may," "estimate," "plan," "outlook," and "project" and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These statements also include statements regarding our projected 2007 earnings; the future demand for drug discovery and development products and services, including the outsourcing of these services; the impact of specific actions intended to improve overall operating efficiencies and profitability; the timing of the opening of new and expanded facilities; future cost reduction activities by our customers; and Charles River's future performance as delineated in our forward-looking guidance, and particularly our expectations with respect to sales growth. Forward-looking statements are based on Charles River's current expectations and beliefs, and involve a number of risks and uncertainties that are difficult to predict and that could cause actual results to differ materially from those stated or implied by the forward-looking statements. Those risks and uncertainties include, but are not limited to: a decrease in research and development spending, a decrease in the level of outsourced services, or other cost reduction actions by our customers; the ability to convert backlog to sales; special interest groups; contaminations; industry trends; new displacement technologies; USDA and FDA regulations; changes in law; continued availability of products and supplies; loss of key personnel; interest rate and foreign currency exchange rate fluctuations; changes in tax regulation and laws; changes in generally accepted accounting principles; and any changes in business, political, or economic conditions due to the threat of future terrorist activity in the U.S. and other parts of the world, and related U.S. military action overseas. A further description of these risks, uncertainties, and other matters can be found in the Risk Factors detailed in Charles River's Annual Report on Form 10-K as filed on February 27, 2007, as well as other filings we make with the Securities and Exchange Commission. Because forward-looking statements involve risks and uncertainties, actual results and events may differ materially from results and events currently expected by Charles River, and Charles River assumes no obligation and expressly disclaims any duty to update information contained in this news release except as required by law.

    About Charles River Laboratories

    Charles River Laboratories based in Wilmington, Massachusetts, partners with global pharmaceutical and biotechnology companies, government agencies and leading academic institutions to advance the drug discovery and development process, bringing drugs to market faster and more efficiently. Charles River's 8,300 employees serve clients worldwide. For more information on Charles River, visit our website at www.criver.com.


            CHARLES RIVER LABORATORIES INTERNATIONAL, INC.
       CONDENSED CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
          (dollars in thousands, except for per share data)


                                             Three Months Ended
                                        ------------------------------
                                        September 29,  September 30,
                                             2007           2006

Total net sales                            $   313,964    $   264,660
Cost of products sold and services
 provided                                      190,065        162,398
                                        -------------- ---------------
Gross margin                                   123,899        102,262
Selling, general and
administrative                                  51,847         41,211
Amortization of intangibles                      8,421          9,430
                                        -------------- ---------------
Operating income                                63,631         51,621
Interest income (expense)                      (2,328)        (3,604)
Other income (expense)                           (861)             45
                                        -------------- ---------------
Income before income taxes and minority
 interests                                      60,442         48,062
Provision for income taxes                      16,808         15,489
                                        -------------- ---------------
Income before minority interests                43,634         32,573
Minority interests                                (98)          (440)
                                        -------------- ---------------
Income from continuing operations               43,536         32,133
Loss from discontinued businesses, net
 of tax                                          (759)       (48,739)
                                        -------------- ---------------
Net income (loss)                          $    42,777    $  (16,606)
                                        ============== ===============

Earnings (loss) per common share
Basic:
Continuing operations                      $      0.65    $      0.48
Discontinued operations                    $    (0.01)    $    (0.73)
Net income                                 $      0.64    $    (0.25)
Diluted:
Continuing operations                      $      0.63    $      0.47
Discontinued operations                    $    (0.01)    $    (0.72)
Net income                                 $      0.62    $    (0.24)

Weighted average number of common shares outstanding
Basic                                       67,192,236     67,171,270
Diluted                                     69,077,747     68,053,872


                                               Nine Months Ended
                                         -----------------------------
                                         September 29,  September 30,
                                              2007           2006

Total net sales                             $   912,598    $   786,660
Cost of products sold and services
 provided                                       552,170        481,783
                                         -------------- --------------
Gross margin                                    360,428        304,877
Selling, general and
administrative                                  160,956        133,976
Amortization of intangibles                      24,415         27,882
                                         -------------- --------------
Operating income                                175,057        143,019
Interest income (expense)                       (6,982)       (10,281)
Other income (expense)                          (1,781)          (643)
                                         -------------- --------------
Income before income taxes and minority
 interests                                      166,294        132,095
Provision for income taxes                       47,219         37,170
                                         -------------- --------------
Income before minority interests                119,075         94,925
Minority interests                                (471)        (1,496)
                                         -------------- --------------
Income from continuing operations               118,604         93,429
Loss from discontinued businesses, net
 of tax                                         (1,108)      (184,401)
                                         -------------- --------------
Net income (loss)                           $   117,496    $  (90,972)
                                         ============== ==============

Earnings (loss) per common share
Basic:
Continuing operations                       $      1.78    $      1.34
Discontinued operations                     $    (0.02)    $    (2.64)
Net income                                  $      1.76    $    (1.30)
Diluted:
Continuing operations                       $      1.74    $      1.32
Discontinued operations                     $    (0.02)    $    (2.60)
Net income                                  $      1.72    $    (1.28)

Weighted average number of common
 shares outstanding
Basic                                        66,813,724     69,841,647
Diluted                                      68,158,843     70,829,692


            CHARLES RIVER LABORATORIES INTERNATIONAL, INC.
          CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
                        (dollars in thousands)

                                          September 29,  December 30,
                                               2007          2006
Assets
Current assets
   Cash and cash equivalents                  $  183,497    $  175,380
   Trade receivables, net                        232,041       202,658
   Inventories                                    80,234        72,362
   Other current assets                           58,159        44,363
   Current assets of discontinued
    businesses                                     1,414         6,330
                                          -------------- -------------
      Total current assets                       555,345       501,093
Property, plant and equipment, net               688,150       534,745
Goodwill, net                                  1,120,292     1,119,309
Other intangibles, net                           156,397       160,204
Deferred tax asset                                92,453       107,498
Other assets                                     118,950       133,944
Long-term assets of discontinued
 businesses                                        4,187           751
                                          -------------- -------------
      Total assets                            $2,735,774    $2,557,544
                                          ============== =============

Liabilities and Shareholders' Equity
Current liabilities
Current portion of long-term debt             $   24,133    $   24,977
   Accounts payable                               36,013        28,223
   Accrued compensation                           44,011        41,651
Deferred revenue                                  88,447        93,197
Accrued liabilities                               64,798        41,991
   Other current liabilities                      32,714        25,625
   Current liabilities of discontinued
    businesses                                       250         3,667
                                          -------------- -------------
      Total current liabilities                  290,366       259,331
Long-term debt                                   493,697       547,084
Other long-term liabilities                      146,148       146,695
                                          -------------- -------------
      Total liabilities                          930,211       953,110
                                          -------------- -------------
Minority interests                                 3,467         9,223
Total shareholders' equity                     1,802,096     1,595,211
                                          -------------- -------------
Total liabilities and shareholders'
 equity                                       $2,735,774    $2,557,544
                                          ============== =============


            CHARLES RIVER LABORATORIES INTERNATIONAL, INC.
          SELECTED BUSINESS SEGMENT INFORMATION (UNAUDITED)
                        (dollars in thousands)


                                              Three Months Ended
                                         -----------------------------
                                         September 29,  September 30,
                                              2007           2006
Research Models and Services
      Net sales                               $ 145,207       $127,560
      Gross margin                               63,408         52,423
      Gross margin as a % of net sales            43.7%          41.1%
      Operating income                           45,574         36,691
      Operating income as a % of net
       sales                                      31.4%          28.8%
      Depreciation and amortization               5,780          5,185
      Capital expenditures                       12,643          3,932

Preclinical Services
      Net sales                               $ 168,757       $137,100
      Gross margin                               60,491         49,839
      Gross margin as a % of net sales            35.8%          36.4%
      Operating income                           29,993         22,971
      Operating income as a % of net
       sales                                      17.8%          16.8%
      Depreciation and amortization              16,180         15,389
      Capital expenditures                       37,692         39,038


Unallocated Corporate Overhead                $(11,936)       $(8,041)


Total
      Net sales                               $ 313,964       $264,660
      Gross margin                              123,899        102,262
      Gross margin as a % of net sales            39.5%          38.6%
      Operating income (loss)                    63,631         51,621
      Operating income as a % of net
       sales                                      20.3%          19.5%
      Depreciation and amortization              21,960         20,574
      Capital expenditures                       50,335         42,970


                                              Nine Months Ended
                                        -----------------------------
                                        September 29,  September 30,
                                             2007           2006
Research Models and Services
      Net sales                              $ 432,078      $ 387,348
      Gross margin                             190,171        163,767
      Gross margin as a % of net sales           44.0%          42.3%
      Operating income                         137,863        115,170
      Operating income as a % of net
       sales                                     31.9%          29.7%
      Depreciation and amortization             17,012         15,457
      Capital expenditures                      30,415         12,281

Preclinical Services
      Net sales                              $ 480,520      $ 399,312
      Gross margin                             170,257        141,110
      Gross margin as a % of net sales           35.4%          35.3%
      Operating income                          80,863         59,289
      Operating income as a % of net
       sales                                     16.8%          14.8%
      Depreciation and amortization             46,093         45,302
      Capital expenditures                     107,256         87,479


Unallocated Corporate Overhead               $(43,669)      $(31,440)


Total
      Net sales                              $ 912,598      $ 786,660
      Gross margin                             360,428        304,877
      Gross margin as a % of net sales           39.5%          38.8%
      Operating income (loss)                  175,057        143,019
      Operating income as a % of net
       sales                                     19.2%          18.2%
      Depreciation and amortization             63,105         60,759
      Capital expenditures                     137,671         99,760


            CHARLES RIVER LABORATORIES INTERNATIONAL, INC.
                  RECONCILIATION OF GAAP TO NON-GAAP
          SELECTED BUSINESS SEGMENT INFORMATION (UNAUDITED)
                        (dollars in thousands)


                                              Three Months Ended
                                         -----------------------------
                                         September 29,  September 30,
                                              2007           2006
Research Models and Services
Net sales                                     $ 145,207       $127,560
Operating income                                 45,574         36,691
Operating income as a % of net sales              31.4%          28.8%
Add back:
 Amortization related to acquisitions               380             91
 Impairment and other charges                         -              -
                                         -------------- --------------
Operating income, excluding specified
 charges (Non-GAAP)                           $  45,954       $ 36,782
Non-GAAP operating income as a % of net
 sales                                            31.6%          28.8%

Preclinical Services
Net sales                                     $ 168,757       $137,100
Operating income                                 29,993         22,971
Operating income as a % of net sales              17.8%          16.8%
Add back:
 Amortization related to acquisitions             8,041          9,339
 Impairment and other charges                         -              -
 Gain on sale of UK real estate                 (2,047)              -
 Pre-acquisition Inveresk stock
  compensation taxes                                845              -
                                         -------------- --------------
Operating income, excluding specified
 charges (Non-GAAP)                           $  36,832       $ 32,310
Non-GAAP operating income as a % of net
 sales                                            21.8%          23.6%


Unallocated Corporate Overhead                $(11,936)       $(8,041)
Add back:
 Stock-based compensation related to
  Inveresk acquisition                                6            163
                                         -------------- --------------
Unallocated corporate overhead,
 excluding specified charges (Non-GAAP)       $(11,930)       $(7,878)


Total
Net sales                                     $ 313,964       $264,660
Operating income                                 63,631         51,621
Operating income as a % of net sales              20.3%          19.5%
Add back:
 Amortization related to acquisition              8,421          9,430
 Stock-based compensation related to
  Inveresk acquisition                                6            163
 Impairment and other charges                         -              -
 Gain on sale of UK real estate                 (2,047)              -
 Pre-acquisition Inveresk stock
  compensation taxes                                845              -
                                         -------------- --------------
Operating income, excluding specified
 charges (Non-GAAP)                           $  70,856       $ 61,214
Non-GAAP operating income as a % of net
 sales                                            22.6%          23.1%




                                               Nine Months Ended
                                         -----------------------------
                                         September 29,  September 30,
                                              2007           2006
Research Models and Services
Net sales                                     $ 432,078      $ 387,348
Operating income                                137,863        115,170
Operating income as a % of net sales              31.9%          29.7%
Add back:
 Amortization related to acquisitions             1,125            270
 Impairment and other charges                         -          2,334
                                         -------------- --------------
Operating income, excluding specified
 charges (Non-GAAP)                           $ 138,988      $ 117,774
Non-GAAP operating income as a % of net
 sales                                            32.2%          30.4%

Preclinical Services
Net sales                                     $ 480,520      $ 399,312
Operating income                                 80,863         59,289
Operating income as a % of net sales              16.8%          14.8%
Add back:
 Amortization related to acquisitions            23,290         27,612
 Impairment and other charges                     1,682          2,966
 Gain on sale of UK real estate                 (2,047)              -
 Pre-acquisition Inveresk stock
  compensation taxes                                845              -
                                         -------------- --------------
Operating income, excluding specified
 charges (Non-GAAP)                           $ 104,633      $  89,867
Non-GAAP operating income as a % of net
 sales                                            21.8%          22.5%


Unallocated Corporate Overhead                $(43,669)      $(31,440)
Add back:
 Stock-based compensation related to
  Inveresk acquisition                               94            565
                                         -------------- --------------
Unallocated corporate overhead,
 excluding specified charges (Non-GAAP)       $(43,575)      $(30,875)


Total
Net sales                                     $ 912,598      $ 786,660
Operating income                                175,057        143,019
Operating income as a % of net sales              19.2%          18.2%
Add back:
 Amortization related to acquisition             24,415         27,882
 Stock-based compensation related to
  Inveresk acquisition                               94            565
 Impairment and other charges                     1,682          5,300
 Gain on sale of UK real estate                 (2,047)              -
 Pre-acquisition Inveresk stock
  compensation taxes                                845              -
                                         -------------- --------------
Operating income, excluding specified
 charges (Non-GAAP)                           $ 200,046      $ 176,766
Non-GAAP operating income as a % of net
 sales                                            21.9%          22.5%



Charles River management believes that supplementary non-GAAP financial measures provide useful information to allow investors to gain a meaningful understanding of our core operating results and future prospects, without the effect of one-time charges, consistent with the manner in which management measures and forecasts the Company's performance. The supplementary non-GAAP financial measures included are not meant to be considered superior to, or a substitute for results of operations prepared in accordance with GAAP. The Company intends to continue to assess the potential value of reporting non-GAAP results consistent with applicable rules and regulations.


            CHARLES RIVER LABORATORIES INTERNATIONAL, INC.
         RECONCILIATION OF GAAP EARNINGS TO NON-GAAP EARNINGS
          (dollars in thousands, except for per share data)


                                              Three Months Ended
                                         -----------------------------
                                         September 29,  September 30,
                                              2007           2006

Net income (loss)                               $42,777      $(16,606)
Less: Discontinued operations                       759         48,739
                                         -------------- --------------
Net income from continuing operations            43,536         32,133
Add back:
Amortization related to acquisitions              8,421          9,430
Stock-based compensation related to
 Inveresk acquisition                                 6            163
    Impairment and other charges                      -              -
Gain on sale of UK real estate                  (2,047)              -
Pre-acquisition Inveresk stock
 compensation taxes                                 845              -
    Deferred tax revaluation                      (907)              -
Tax effect                                      (2,517)        (2,957)
                                         -------------- --------------
Net income from continuing operations,
 excluding specified charges (Non-GAAP)         $47,337        $38,769
                                         ============== ==============

Weighted average shares outstanding -
 Basic                                       67,192,236     67,171,270
Effect of dilutive securities:
2.25% senior convertible debentures             526,591              -
Stock options and contingently issued
 restricted stock                             1,226,004        752,838
Warrants                                        132,916        129,764
                                         -------------- --------------
Weighted average shares outstanding -
 Diluted                                     69,077,747     68,053,872
                                         ============== ==============

Basic earnings (loss) per share                   $0.64        $(0.25)
Diluted earnings (loss) per share                 $0.62        $(0.24)

Basic earnings per share, excluding
 specified charges (Non-GAAP)                     $0.70          $0.58
Diluted earnings per share, excluding
 specified charges (Non-GAAP)                     $0.69          $0.57




                                               Nine Months Ended
                                         -----------------------------
                                         September 29,  September 30,
                                              2007           2006

Net income (loss)                              $117,496      $(90,972)
Less: Discontinued operations                     1,108        184,401
                                         -------------- --------------
Net income from continuing operations           118,604         93,429
Add back:
Amortization related to acquisitions             24,415         27,882
Stock-based compensation related to
 Inveresk acquisition                                94            565
    Impairment and other charges                  1,682          5,300
Gain on sale of UK real estate                  (2,047)              -
Pre-acquisition Inveresk stock
 compensation taxes                                 845              -
    Deferred tax revaluation                      (907)              -
Tax effect                                      (8,362)       (12,018)
                                         -------------- --------------
Net income from continuing operations,
 excluding specified charges (Non-GAAP)        $134,324       $115,158
                                         ============== ==============

Weighted average shares outstanding -
 Basic                                       66,813,724     69,841,647
Effect of dilutive securities:
2.25% senior convertible debentures              85,190              -
Stock options and contingently issued
 restricted stock                             1,126,481        851,755
Warrants                                        133,448        136,290
                                         -------------- --------------
Weighted average shares outstanding -
 Diluted                                     68,158,843     70,829,692
                                         ============== ==============

Basic earnings (loss) per share                   $1.76        $(1.30)
Diluted earnings (loss) per share                 $1.72        $(1.28)

Basic earnings per share, excluding
 specified charges (Non-GAAP)                     $2.01          $1.65
Diluted earnings per share, excluding
 specified charges (Non-GAAP)                     $1.97          $1.63



Charles River management believes that supplementary non-GAAP financial measures provide useful information to allow investors to gain a meaningful understanding of our core operating results and future prospects, without the effect of one-time charges, consistent with the manner in which management measures and forecasts the Company's performance. The supplementary non-GAAP financial measures included are not meant to be considered superior to, or a substitute for results of operations prepared in accordance with GAAP. The Company intends to continue to assess the potential value of reporting non-GAAP results consistent with applicable rules and regulations.


    CONTACT: Charles River Laboratories
             Investor Contact:
             Susan E. Hardy, 781-222-6190
             Corporate Vice President, Investor Relations or
             Media Contact:
             Amy Cianciaruso, 781-222-6168
             Associate Director, Public Relations